Exhibit 99.1

IFC Supports McEwen Copper Through

Key Collaboration Towards Sustainable Financing for Los Azules

San Juan, Argentina and Toronto, Canada – September 24, 2025 – The International Finance Corporation (IFC), a member of the World Bank Group, and McEwen Copper Inc., a subsidiary of McEwen Inc. (NYSE: MUX) (TSX: MUX), have signed a collaboration agreement to support aligning the Los Azules copper project with IFC’s environmental, social, and governance (ESG) standards for potential future debt and equity financing, an important milestone in McEwen Copper’s broader financing strategy for the project.

Situated in Argentina's San Juan province, Los Azules is one of the world's largest undeveloped copper deposits. The project has secured Environmental Impact Declaration (EIA) approval, and its feasibility study is slated for completion by October 2025. McEwen Copper has also applied for Argentina's Large Investment Incentive Regime (RIGI). Upon completion of final engineering and securing financing, Los Azules is positioned to begin construction, underscoring the company's dedication to sustainable mining practices that drive economic growth, job creation, and social development in San Juan and beyond.

The agreement emphasizes integrating IFC’s Performance Standards on Environmental and Social Sustainability into Los Azules' development. This initiative is intended to de-risk the project, align it with the criteria required for international investors, and support Argentina's mining sector by promoting greater transparency, reduced carbon emissions, and community benefits.

"We are pleased to be collaborating with McEwen Copper on the Los Azules project, to help it align with IFC Performance Standards and lay the ground for international project financing,” stated Manuela Adl, IFC’s Senior Country Manager for Argentina. “Through this project, IFC also seeks to encourage greater investment in Argentina’s mining sector and support its sustainable development. The World Bank Group is supporting Argentina to unlock its mining and metals industry potential in a sustainable way, maximize positive impacts for the country, create jobs, and support local economic development, including FX revenues."

"This IFC collaboration is a game-changer for Los Azules—it will help us align with top-tier sustainability standards while paving the way for IFC as a potential lead lender and equity partner, driving value for shareholders and Argentina alike," commented Rob McEwen, Chairman and Chief Owner of McEwen Inc.

"We're excited to collaborate with IFC experts to embed IFC’s Performance Standards into our design and operations. This proactive ESG integration, paired with a solid financing framework, bolsters Los Azules' path to success and elevates its appeal to global investors," added Michael Meding, VP & General Manager of McEwen Copper.

About IFC

IFC—a member of the World Bank Group—is the largest global development institution focused on the private sector in emerging markets. Operating in over 100 countries, IFC leverages capital, expertise, and influence to foster markets and opportunities in developing nations. In fiscal year 2025, IFC committed a record $71.7 billion to private companies and financial institutions, mobilizing private capital for poverty reduction on a livable planet. Visit www.ifc.org.

IFC Contact in Buenos Aires, Argentina

James Gatica Matheson +54 911 5710 2095 jgaticamatheson@ifc.org

About McEwen Inc.

McEwen Inc. is a gold and silver producer with operations in the Americas: Nevada (USA), Canada, Mexico, and Argentina. In addition, the company holds 46.4% of McEwen Copper, developer of the advanced-stage Los Azules copper project. Los Azules aims to be Argentina's first regenerative copper mine, targeting carbon neutrality by 2038. A June 2023 Preliminary Economic Assessment (PEA) estimates a $2.7 billion after-tax NPV (8%) at $3.75/lb Cu, a 27-year mine life, and copper resources of 10.9 billion lbs at 0.40% Cu Indicated plus 26.7 billion lbs at 0.31% Cu Inferred. For PEA details, visit McEwen's press release.

The company’s shares are publicly traded on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX) under the symbol "MUX".

About McEwen Copper

McEwen Copper Inc. owns 100% of the Los Azules copper project in San Juan, Argentina, and the Elder Creek copper-gold project in Nevada, USA. Ranked among the top 10 undeveloped copper deposits globally by Mining Intelligence (2022), Los Azules is being designed to be distinctly different from conventional copper mines by consuming significantly less water, emitting much lower carbon, and operating on 100% renewable electricity.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including estimates, forecasts, and expectations about future events. These are based on reasonable assumptions but subject to uncertainties like market fluctuations, mining risks, political/economic factors in foreign operations, permitting delays, capital market conditions, environmental hazards, mineral calculations, and foreign exchange volatility. Actual results may differ materially. See McEwen Inc.'s Form 10-K for the year ended December 31, 2024, and other SEC filings under "Risk Factors" for details. The company undertakes no obligation to update these statements except as required by law. All forward-looking information is qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for this release's adequacy or accuracy, prepared by McEwen Inc. management.

McEwen Inc. Investor Contact

Mihaela Iancu (866)-441-0690 toll free line, ext. 320, info@mcewenmining.com